Exhibit 10.6

LOAN AGREEMENT

This LOAN AGREEMENT is entered into on July 10, 2007 in Beijing by and between the following parties:

1.                                       The Lender:

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD., a limited liability company established and existing under the laws of the PRC, with the registered address at Room 1701-9, No. 98 Songhu Road, Yangpu District, Shanghai

2.                                       The Borrower:

HAIYAN GONG, a citizen of China (Chinese ID No.: [*****************]*).

WHEREAS:

The Borrower holds [51.52%] of the equity of Shanghai Huaqianshu Information Technology Co., Ltd. (“Huaqianshu”), a purely domestic limited liability company established under the laws of the PRC in Shanghai with independent legal person status;

The Lender provided a loan of RMB9 million (the “Loan”) to the Borrower on July 10, 2007.

To clarify the respective rights and obligations of the parties, through good faith consultations, the parties hereby agree as follows:

1.                                      LOAN

1.1                                 Provision of the Loan

The Borrower requests the Lender to provide the Loan.  The Lender agrees to provide the Loan to the Borrower and the Lender paid the full amount of the Loan to the Borrower on July 10, 2010.

1.2                                 Term of the Loan

The term of the Loan is ten years, starting from the disbursement date of the Loan.  Upon the expiration of the term of the Loan, in the event that the Borrower is not able to repay the Loan according to the repayment terms in Article 1.4 hereunder due to the restrictions of

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

applicable laws or regulations, the term of the Loan should be automatically extended until the applicable laws allow the Borrower to repay the Loan according to the repayment terms in Article 1.4 hereunder.

For purpose of avoiding doubts, the Lender and the Borrower shall not request advance repayment of the Loan, unless otherwise agreed in this Agreement.

1.3                                 Use of the Loan

The Borrower hereby agrees and undertakes that it will use the Loan only for providing fund for the development of Huaqianshu’s business by way of increasing the investment in Huaqianshu in order to develop the business of Huaqianshu.  Without prior written consent from the Lender, the Borrower shall not use the above Loan for any other purposes, or transfer, pledge or mortgage its equity or other interests in Huaqianshu to any third party other than the Lender or Miyuan (Shanghai) Information Technology Co., Ltd.

1.4                                 Repayment of the Loan

To the extent permitted by PRC laws, the Borrower shall repay the Loan by way of transferring its equity in Huaqianshu that is obtained through the capital increase using the Loan hereunder (the “Newly Increased Equity”) to the Lender or any natural person, legal person or non-legal person entity designated by the Lender, and after performing such obligation, the Borrower shall have no other repayment obligations.

Any and all gains of the Borrower generated from the transfer of the Newly Increased Equity in Huaqianshu shall be all used for the repayment of the Loan by the Borrower to the Lender, or any natural person, legal person or non-legal person entity designated by the Lender according to this Agreement.

1.5                                 Equity Transfer

During the term of the Loan or the extended term of the Loan, upon the written request from the Lender, the Borrower has the obligations to transfer its Newly Increased Equity to any natural person or legal person designated by the Lender, which, however, should be an entity that is qualified to receive such Newly Increased Equity according to the then valid, at the occurrence of any of the following events:

(1)          The Borrower dies, or becomes a person having no capacity for civil conduct or with limited capacity for civil conduct;

(2)          The Borrower leaves, is stopped from working for, resigns or is terminated by, the Lender or affiliates of the Lender;

(3)          The Borrower transfers the equity it holds in the Lender or affiliates of the Lender to any third party other than the parties to this Agreement without obtaining the Lender’s consent;

(4)          The Borrower committed or was involved in any crimes;

(5)          Wholly foreign owned companies are allowed to provide value-added telecommunication services according to applicable laws and the competent authorities start the review and approval for such business.

To the extent permitted by applicable laws, the Lender has the right but no obligations to purchase, or assign any natural person, legal person or non-legal person entity other than the parties to this Agreement to purchase, the Newly Increased Equity in Huaqianshu from the Borrower at any time and at the purchase price on which the parties to this Agreement agree.

2.                                      TRANSFER OF THIS AGREEMENT

Without prior written consent from the Lender, the Borrower shall not transfer any of its rights and/or obligations hereunder to any third party.  The Lender shall be entitled to transfer any of its rights and/or obligations hereunder to any third party designated by it after notifying the other parties.

3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS

The Borrower is a Chinese citizen with full capacity for civil conduct and has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and could be a party to litigation independently.

The Borrower undertakes that it will not transfer, pledge or mortgage its equity or other interests in Huaqianshu to any third party other than the Lender or Miyuan (Shanghai) Information Technology Co., Ltd. without obtaining the written consent of the Lender.

In order to maintain the stability of the value of the equity in Huanqianshu, which will be used by the Borrower for the repayment of the Loan, the Borrower shall make sure to maintain the ordinary operation of Huaqianshu, and the Borrower undertakes to sign an irrevocable power of attorney with respect to the shareholder’s voting rights in order to grant all of its rights as the shareholder of Huaqianshu to the Lender, or any natural person, legal person or non-legal person entity designated by the Lender for their exercise.

4.                                      CONFIDENTIALITY

The parties each agree to do their best to take various proper actions to keep in confidence the confidential materials and information of the other party that are known to or received by it as a result of execution and performance of this Agreement (the “Confidential Information”).  Without prior written consent from the owner of the Confidential Information, the other party shall not disclose, assign or transfer such Confidential Information to any third party.  Upon the termination of this Agreement, the parties shall, according to the requests of the owner of such Confidential Information, return to the owner of the Confidential Information, or destroy, all the documents, materials, software or other media containing the Confidential Information, delete all Confidential Information from any relevant memory devices and cease using such Confidential Information.

The parties agree that this Article shall survive the amendment, termination or expiration of this Agreement.

5.                                      INDEMNIFICATION

The parties shall indemnify and hold harmless the other party to this Agreement against any loss, damages, obligations and expenditures incurred by such other party to this Agreement in relation to any lawsuits, claims or other requests against such other party to this Agreement arising out of or in connection with the obligations that such other party shall undertake according to this Agreement or any business contracts.

6.                                      EFFECTIVENESS

This Agreement shall take effect after being signed by the authorized representative of each party.

7.                                      GOVERNING LAW AND DISPUTES RESOLUTION

The conclusion, validity, interpretation, execution, amendment and termination of this Agreement and the settlement of the disputes arising out of this Agreement shall be governed by the laws of the People’s Republic of China. For purpose of this Agreement, the laws of the People’s Republic of China do not include the laws of Taiwan, Hong Kong and Macau.

Any dispute arising out of or relating to this Agreement shall be settled by the disputing parties through consultation. In case the disputing parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such arbitration commission effect at the time of the arbitration application.  The arbitration award shall be final and binding upon the disputing parties.  Unless otherwise determined by the arbitration commission, the arbitration fees and all other fees in connection with the arbitration shall be borne by the losing party.

8.                                      FORCE MAJEURE

Force majeure means all events that hinder one party’s performance of all or part of it obligations under this Agreement but can not be controlled, predicted or avoided even when being able to be predicted by such party.  Such events include but are not limited to any strike, shut down of plants, explosion, shipwreck, natural disasters or acts of public enemies, fire, flood, sabotage, accidents, war, riot, rebellion and any other similar events.

If the party affected by any force majeure is unable to perform any of its obligations under this Agreement due to the occurrence of such force majeure, during the continuance of such force majeure, the performance of such obligations under this Agreement, which is hindered thereby, shall be suspended, and the term for the performance of such obligations shall be automatically extended to the end of such force majeure.  The party hindered from performing its obligations shall not be held liable.

The party affected by any force majeure shall promptly inform the other party in writing and provide proper evidences proving the occurrence and the term of continuance of such force majeure.  The party affected by any force majeure shall also make its best possible efforts to end the force majeure.

Upon the occurrence of a force majeure, the parties shall immediately consult with each other for a fair resolution and shall also make their best possible efforts to diminish the bad influence of such force majeure to the minimum.

If a force majeure continues for a period exceeding ninety (90) consecutive days but the parties fail to reach an agreement to resolve the disputes in fair, either party has the right to terminate this Agreement.  If this Agreement is terminated according to the preceding sentence, neither party will incur any new rights or obligations but the rights and obligations of each party that have already occurred as of the termination of this Agreement shall not be affected by the termination of this Agreement.

9.                                      MISCELLANEOUS

9.1                                 Notice

Any notices or other correspondences of either party under this Agreement shall be made in writing and be delivered, by mail or fax, to the following address of the other party or any other address that may be designated by such other party by notices from time to time.  If the address of either party changed, such party shall promptly and effectively notify the other party of such changed address.  The notice shall be deemed to be properly delivered:

(a)          upon delivered in person when personally delivered;

(b)         on the seventh (7th) day after the mailing of the registered air mail with postage paid (as evidenced by the postmark), or on the third (3rd) day after being delivered to the professional courier service agencies acknowledged by the parties, when sent by mail; and

(c)          on the first (1st) business day marked on the delivered documents when delivered through fax.

The Lender:                                Miyuan (Shanghai) Technology Information Co., Ltd.

Address: Room 1701-9, No. 98 Songhu Road, Yangpu District, Shanghai

Fax: 021-65044001

Tel: 021-65620482

Attention: Zongfa Hu

The Borrower: Haiyan Gong

Address: Room 1303-1305, No. 1690 Kongjiang Road, Yangpu District, Shanghai

Fax: 021-65148251

Tel: 021-65622837

9.2                                 No Implicit Waiver

One party’s waiver of any rights to claim the default liabilities of the other party in certain circumstances shall not be deemed as waiving the claim against the other party’s similar default liabilities in other circumstances.

9.3                                 Severability

Without prejudice to the other provisions of this Agreement, if any provisions of this Agreement or any part thereof are held to be invalid, illegal or unenforceable according to PRC laws, or is held to be in violation of public interest, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.  The parties shall conduct good faith consultations to make a provision satisfactory to both parties to replace the invalidated provision.

9.4                                 Counterparts

This Agreement shall be written and executed in Chinese.  This Agreement and any of its amendments or any other agreements (or documents) submitted according to this Agreement could be signed on one or more counterparts and the different parties could sign on different counterparts and fax its signature to the other party with the original immediately delivered to the other party.  All agreements being signed shall constitute one same agreement (or other document), which will take effect after the parties execute one or more documents and deliver such executed documents to the other party hereto (unless otherwise agreed in the context of such documents).

9.5                                 Amendment

This Agreement shall only be amended by a written amendment executed by the parties.

(There is no further text on this page but the signature page of this Loan Agreement)

The Lender:                                MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [Seal: Miyuan (Shanghai) Information Technology Co., Ltd.]

Signature:

Authorized Representative:

The Borrower: HAIYAN GONG (Chinese ID Number: [*****************]*)

Signature:	/s/ Haiyan Gong